For the fiscal year ended (a) 8/31/95
File number (c) 811-5296

                         SUB-ITEM 77 D

                            EXHIBITS

          Policies with respect to security investment

     On April 11, 1995 the Board of Directors approved amended liquidity procedures and amended valuation procedures.
































N-SAR:hyi895.77d